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                                                                       EXHIBIT 5

                          [EASTON & SCHIFF LETTERHEAD]



                                              December 2, 1996


Securities and Exchange Commission
450  5th Street N.W.
Judiciary Plaza
Washington, D.C. 20549

                          Re:  Electro Rent Corporation
                               1996 Stock Option Plan
                               1996 Director Option Plan

Gentlemen:

         We are general counsel to Electro Rent Corporation, a California corporation (the "Company") and have acted as such general counsel for the Company for many years last past.

         As such general counsel, we are familiar with the charter documents of the Company and generally with the Company's legal affairs.


         As such general counsel, we acted on behalf of the Company in connection with the adoption of the Company's 1996 Stock Option Plan and the 1996 Director Option Plan (the "Plans").

         Based upon our familiarity with the general corporate proceedings of the Company and specifically those proceedings relative to the Plans, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of California.

         2. The 1996 Stock Option Plan has been duly adopted by the board of directors of the Company and duly approved by the shareholders of the Company.


         3. The 1996 Director Option Plan has been duly adopted by the board of directors of the Company and duly approved by the shareholders of the Company.
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Securities and Exchange Commission
December 2, 1996
Page 2




         4. Shares of common stock of the Company issued and to be issued pursuant to the Plans will be validly issued and outstanding shares of common stock of the Company, fully paid and nonassessable.

         5.  Options granted under the Plans are not intended to qualify under
Section 401(a) of the Internal Revenue Code of 1986, as amended, nor are the Plans subject to the provisions of the Employee Retirement Income Securities Act of 1974 ("ERISA").

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 and S-3 which the Company proposes to file with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the shares of common stock of the Company issuable pursuant to the Plans. We further consent to the use of our name and to the reference to the use of our name in the Registration Statement including the prospectus filed as a part thereof.



                                       Respectfully submitted,

                                       /s/ Easton & Schiff
                                       Easton & Schiff


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